SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)	ACTIVE WEIGHTING FUNDS ETF TRUST

By (Signature and Title)*	/s/ Jonathon Clements
Jonathon Clements, President and Principal Executive Officer
(principal executive officer)

Date	July 26, 2018

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By (Signature and Title)*	/s/ Jonathon Clements
Jonathon Clements, President and Principal Executive Officer
(principal executive officer)

Date	July 26, 2018

By (Signature and Title)*	/s/ Matthew Clements
Matthew Clements, Principal Financial Officer
(principal financial officer)

Date	July 26, 2018

*	Print the name and title of each signing officer under his or her signature.